Exhibit 99.1

                                                                 August 3, 1998

FOR IMMEDIATE RELEASE



             ALBERTSON'S, INC. AND AMERICAN STORES COMPANY TO MERGE


         Albertson's, Inc. (NYSE:ABS) and American Stores Company (NYSE:ASC) today announced that they have entered into a definitive merger agreement in which the two companies will be combined, forming the largest retail food and drug company in the United States. The combined company, Albertson's, Inc., will operate more than 2,470 stores in 37 states, with pro forma 1998 estimated annual sales of approximately $36 billion and more than 218,000 employees.

         The transaction, which is expected to close in early 1999, has a total value of approximately $11.7 billion, consisting of equity value of $8.3 billion and net debt of $3.4 billion. Excluding one-time charges, the transaction is expected to be accretive to Albertson's earnings per share in 1999 and to accelerate Albertson's annual earnings growth in subsequent years through the realization of approximately $300 million of annual cost savings.

         Under the terms of the transaction, American Stores Company shareholders will receive 0.63 shares of Albertson's Common Stock for each share of American Stores Company Common Stock they own. Based upon Albertson's July 31, 1998, closing stock price of $48.00 per share, the transaction has a value of $30.24 per share for American Stores Company shareholders. Albertson's will issue approximately 172.8 million shares in the transaction. Following closing of the merger, American Stores Company shareholders would own 41.3 percent of Albertson's. The companies have entered into cross options under which each company has been granted an option to purchase up to 19.9 percent of the other company's common stock under certain conditions.

         "This transaction provides for the strategic combination of two outstanding companies with complementary strengths and common values," said Gary
G. Michael, chairman and chief executive officer of Albertson's, Inc. "At a time when the supermarket industry is under increasing pressure to enhance value to customers through cost effective operations, this merger has been designed to assist us in continuing to provide superior value and service to our customers and compete successfully in today's marketplace.

         "We expect the new Albertson's will be an industry leader, with well-known store names and private label brands," Mr. Michael continued. "We will have a seasoned and proven management team at both the corporate and division levels. We will have a sound balance sheet and strong cash flow, which will enable us to continue our combined capital spending and debt reduction programs at current levels. In short, our potential for enhanced revenue and earnings growth is tremendous."

         Victor L. Lund, chairman and chief executive officer of American Stores Company, said, "We are pleased to be joining forces with Albertson's, which is one of the most admired and best managed companies in our industry. In forming the largest food and drug retailer in the country, this transaction will provide new opportunities for our employees, who are among the best in the business. It will also ensure that our customers continue to receive high quality, great value and excellent service.

         "I believe that this strategic combination is in the best interests of our employees, customers and shareholders, providing them with the opportunity to participate in the growth of an exciting company with outstanding people and a promising future. Because of our consistent business philosophies and similar corporate cultures, I am confident the integration of these two companies will go very smoothly."

         The transaction was unanimously approved by the boards of directors of both companies. The merger is subject to certain conditions, including approval by the shareholders of both companies and regulatory approval. The combination has been structured to be a tax-free transaction and is expected to be accounted for as a pooling of interests.

         Upon completion of the merger, Mr. Michael will continue as chairman and CEO of Albertson's. Mr. Lund will serve as vice chairman of the combined company. Albertson's will increase its board from 15 to 20 directors. In addition to Mr. Lund, four other current members of the American Stores Company board will join the Albertson's board.

         Albertson's corporate headquarters will remain in Boise, Idaho. Albertson's intends to retain both companies' current store names, although the names of individual stores may change, depending on their size, location and other factors.

         Following  the  merger,   Albertson's  expects  to  record  significant
one-time charges in connection with the combination. The magnitude of the one-time charges has not yet been determined.

         Both Albertson's and American Stores Company announced that they have rescinded their respective stock buyback programs.

         Mr. Michael said, "This merger will yield significant strategic and financial benefits and is a defining milestone in our ongoing program to accelerate sales growth, increase profitability and enhance shareholder value.

         "From a strategic standpoint, this transaction will strengthen our presence in many of our existing markets across the country -- particularly in Northern and Southern California and the Southwest -- and enables us to enter important urban markets like Chicago and Philadelphia for the first time.

         "Additionally, we will enter the stand-alone drug store business for the first time. By combining our fast-growing pharmacy businesses we expect to achieve significant benefits such as improved procurement and distribution, more efficient systems and processes, and an enhanced ability to participate in third-party pharmacy reimbursement plans.

         "Financially, we expect to achieve substantial food and drug synergies through a combination of cost reductions, enhanced purchasing ability and greater volumes and efficiencies in our existing markets. We expect these annual synergies to total approximately $300 million in the third year, with at least $100 million occurring by the end of the first year."

         Albertson's expects to achieve savings of approximately $100 million from buying and distribution efficiencies in the combined food and drug operations. The company expects savings of approximately $200 million from a reduction of overhead, including redundant administrative functions and information systems, as well as a reduction of advertising expenditures in overlapping markets. The company will streamline operations, with common systems and a "best practices" approach in all areas.

     "We are pleased to welcome the well-trained, motivated and loyal employees of American Stores Company. Their commitment to customer service is a great fit with Albertson's outstanding employees," Mr. Michael concluded.

         Merrill Lynch & Co. served as financial advisor to Albertson's and The Blackstone Group served as financial advisor to American Stores Company. Fried, Frank, Harris, Shriver & Jacobson served as legal advisor to Albertson's and Wachtell, Lipton, Rosen & Katz served as legal advisor to American Stores Company.

         American Stores Company operates 1,558 stores in 26 states including 269 food and drug combination stores, 539 supermarkets and 750 stand-alone drug stores. Its supermarkets and combination stores operate under the "Acme Markets," "Jewel Food Stores," and "Lucky Stores" names. Its drug stores operate under the "Osco Drug" and "Sav-on" names.

         Albertson's, Inc. is one of the largest retail food-drug chains in the United States. The Boise, Idaho-based company currently operates 916 retail stores in 23 Western, Midwestern and Southern states.

         This news release contains certain forward-looking statements including, among other things, statements regarding expected synergies, cost savings and other strategic and financial benefits. These forward-looking statements are based on current expectations, but actual results may differ materially from those projected or suggested in such forward-looking information. The companies do not undertake to update such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions that could cause actual results to differ from those set forth in the forward-looking information include the companies' ability to successfully implement their strategy and financial plans in connection with the merger. Additional assumptions and other information can be found in the companies' Forms 10-Q, filed with the Securities and Exchange Commission.



                               * * * * * * * * * *


CONTACT:

      Albertson's, Inc.                           American Stores Company
      Boise, Idaho                                Salt Lake City, Utah
      Investor Relations                          Investor Relations/News Media
         A. Craig Olson             208/395-6284    Dan Zvonek     801/961-4525
         Renee Bergquist    208/395-6622
      News Media                    208/395-6392
         Mike Read
         Jenny Enochson

                        DESCRIPTION OF ALBERTSON'S, INC.



ALBERTSON'S, INC.
Business:                  Retail supermarkets and combination stores
Operates:                  916 stores in 23 states plus 44 pending from Buttrey
                           Food and Drug and 15 pending from Bruno's
1997 Revenues:             $14.7 billion
Employees:                 Approximately 97,000 employees
Corporate Office:          Boise, Idaho

ALBERTSON'S FOOD & DRUG
Business:                  Supermarkets/Combo Stores
Primary Markets:           Operates in 20 states
Stores:                    859 stores (790 Combo, 69 Conventional)

MAX FOODS
Business:                  Warehouse Food Stores
Primary Markets:           California, Denver, Dallas/Ft. Worth
Stores:                    34 stores

SEESSEL'S
Business:                  Supermarkets/Combo Stores
Primary Markets:           Memphis, Tennessee
Stores:                    10 stores (8 Combo and 2 Conventional)

SMITTY'S
Business:                  Supermarkets/Combo Stores
Primary Markets:           Springfield and Joplin, Missouri
Stores:                    10 Combo stores

SUPER ONE
Business:                  Warehouse Food Stores
Primary Markets:           Des Moines, Iowa
Stores:                    3 stores

BUTTREY FOOD & DRUG/BRUNO'S (1)
Business:                  Supermarkets/Combo Stores
Primary Markets:
              Buttrey:     Montana, Wyoming, North Dakota
              Bruno's:     Nashville and Chattanooga, Tennessee
Stores:                    59 stores (38 Combo and 21 Conventional)


(1)  Pending final approval and completion of transaction.

                     DESCRIPTION OF AMERICAN STORES COMPANY



AMERICAN STORES COMPANY
Business:                  Retail supermarkets and drug stores
Operates:                  1,558 stores in 26 states under the "Acme", "Lucky",
                           "Jewel", "Osco" and "Sav-on" names
1997 Revenues:             $19.1 billion
Employees:                 Approximately 121,000 employees
Corporate Office:          Salt Lake City, Utah

JEWEL
Business:                  Supermarkets/Combo Stores
Primary Markets:           Chicago
Stores:                    184 stores (157 Combo Stores)

OSCO DRUG
Business:                  Drug Stores
Primary Markets:           Chicago, Kansas City, Phoenix, New England and other
                           areas
Stores:                    438 stores

SAV-ON
Business:                  Drug Stores
Primary Markets:           Southern California, Las Vegas
Stores:                    312 stores

LUCKY STORES
Business:                  Supermarkets/Combo Stores
Primary Markets:           California, Las Vegas, New Mexico
Stores:                    447 stores (56 Combo Stores)

ACME MARKETS
Business:                  Supermarkets/Combo Stores
Primary Markets:           Philadelphia
Stores:                    177 stores (56 Combo Stores)

                STORE LOCATION MAP AND DISTRIBUTION OPERATIONS MAP


     Map of United States captioned "Store Location Map" showing the location of 975 Albertson's, Inc. supermarkets and combo stores, 808 American Stores Company supermarkets and combo stores and 750 American Stores Company stand-alone drug stores.

     Map of United States captioned "Distribution Operations Map" showing the location of the distribution centers of Albertson's, Inc. and American Stores Company.

                               STRATEGIC RATIONALE

Creates  largest  retail  food and drug  company in the United  States
     Pro forma 1998 estimated annual revenues of approximately $36 billion More than 2,470 stores in 37 states
     More than  218,000  full-time  and  part-time employees

Strengthens Albertson's position in existing markets
     Northern California
     Southern California
     Southwest

Enables Albertson's to enter important new urban markets
     Chicago
     Philadelphia

Enables Albertson's to enter stand-alone drug store business
     New format

Creates  tremendous  opportunities for fast-growing pharmacy business
     Lower cost of  goods  sold
     Enhanced   participation   in   third-party   pharmacy reimbursement plans

Accelerates Albertson's earnings growth
     Accretive in first year, excluding one-time charges
     $300 million of annual cost savings by the third year

                              SIGNIFICANT SYNERGIES


Greater volumes and efficiencies in existing markets

Lower cost of goods sold through enhanced buying and distribution efficiencies
     $100 million of annual savings

Substantial cost reductions
     $200 million of annual savings from reduction of overhead and advertising expenditures



ANNUAL SAVINGS OF $300 MILLION BY THE THIRD YEAR

$100 MILLION BY THE END OF THE FIRST YEAR

                               AN INDUSTRY LEADER


An experienced management team
     Gary Michael continues as chairman and CEO
     Victor Lund becomes vice chairman

A proven operating strategy
     Albertson's has traditionally been among the most profitable companies in the industry

A presence in important and promising markets across the country

Strong potential for enhanced shareholder value
     Enhanced revenue growth
     Strong cash generation
     Accelerated earnings growth

               DESCRIPTION                           YEAR 1  YEAR 2  YEAR 3

General        Adopt ABS general office cost         40      80      100
office         disciplines.  Reduce duplication of
consolidation  management, occupancy and general
               corporate costs.

Eliminate      Move to single "best-of-breed" system 10      25       70
systems        in each area.  Savings from non-
redundancy     repetitive IS&T development and                             "200"
               maintenance, communication networks
               and lower depreciation.

In-market      Direct costs savings such as          20      25       30
synergies      overlapping advertising and field
               supervision.

Cost of        Opportunities expected primarily in   20      50       70
goods          the areas of private label, general
improvement    merchandise, pharmacy and seasonal
               category.

Distribution   Take advantage of potential geograph- 10      20       30   "100"
opportunities  ic sourcing re-alignments (ABS Omaha
               & Des Moines food stores out of ASC
               Chicago facility, ASC Phoenix drug
               stores out of ABS Phoenix facility,
               etc.).

GRAND TOTAL                                         100     200      300